CONTACT:  CHRISTOPHER G. PAYAN
CHIEF EXECUTIVE OFFICER
(516) 390-2134

FOR IMMEDIATE RELEASE

EMERGING VISION ANNOUNCES RESULTS OF
ANNUAL SHAREHOLDERS MEETING

Garden City, NY, May 27, 2008 – Emerging Vision, Inc. (OTCBB – ISEE.OB) held its annual shareholders meeting on Friday, May 23, 2008 in East Meadow, New York.  At the meeting, the Company’s shareholders approved the election of three Class II directors to continue serving on the Company’s Board of Directors until the 2010 annual shareholders meeting.  The elected directors, which included Joel Gold, Christopher Payan and Jeffrey Rubin, received approximately 86.3% of the votes cast at the annual meeting.  Approximately 57.0% of the outstanding shares were voted at the meeting.

About Emerging Vision, Inc.
Emerging Vision, Inc. is a leading provider of eye care products and services and currently operates one of the largest franchised optical chains in the United States. Principally under the Sterling Optical and Site for Sore Eyes brands, the Company has 160 franchised and company-owned stores located across 16 states, the District of Columbia, Canada and the U.S. Virgin Islands. Most of the Company's stores offer prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses, and a range of ancillary items. Additionally, the Company also targets retail optical stores within the United States and within Canada to become members of its two optical purchasing groups, Combine Buying Group and The Optical Group.  The Company also operates VisionCare of California (d/b/a Sterling VisionCare); a specialized health care maintenance organization that employs licensed optometrists to provide services for stores located in California. For more information, visit Emerging Vision's website at www.emergingvision.com.

Certain statements made in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors are discussed in detail in Form 10-K for the fiscal year ended December 31, 2007.  Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.  We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in the Annual Report on Form 10-K or this news release except as required by law.

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